EXHIBIT 10.7(a)

Execution Version

SECOND MODIFICATION TO SENIOR SECURED

COMMERCIAL LOAN AGREEMENT

THIS  SECOND  MODIFICATION  TO  SENIOR  SECURED  COMMERCIAL LOAN AGREEMENT (this “Agreement”) is made as of this 13th day of January, 2020, by and among: (i) HANKEY CAPITAL, LLC, a limited liability company organized under the laws of the State of California with its principal place of business at 4751 Wilshire Blvd., Suite 110, Los Angeles, California 90010 (the “Lender”); (ii) MM CAN USA, INC., a corporation organized under the laws of the State of Delaware with its principal place of business at 10115 Jefferson Blvd., Culver City, California 90232 (the “Borrower”); (iii) solely with respect to the reaffirmation of guaranty set forth in Section 12 hereof, MEDMEN ENTERPRISES INC., a public corporation organized and existing under the laws of British Columbia, Canada with its principal place of business at 10115 Jefferson Blvd., Culver City, California 90232 (the “Guarantor”); and (iv) solely with respect to the reaffirmation of collateral set forth in Section 10 hereof, the “Pledgors” named herein.

W I T N E S S E T H:

WHEREAS, the Borrower is indebted to the Lender under (i) a certain Senior Secured Commercial Loan Agreement dated as of October 1, 2018 (as modified by that certain First Modification to Senior Secured Commercial Loan Agreement by and among the Lender, the Borrower and, solely with respect to Section 8 thereof, the Guarantor, dated as of April 8, 2019, the “Existing Loan Agreement”), and (ii) a Senior Secured Term Note in the original principal amount of up to $100,000,000.00, dated October 1, 2018 (the “Note”), which provides for a term loan facility in the maximum amount of up to One Hundred Million and 00/100 Dollars ($100,000,000.00) (of which a $77,675,000 was funded to Borrower) (the “Loan”) which Loan is (a) secured by a pledge of 100% of the equity interests in certain pledged entities made by the Pledgors pursuant to that certain Amended and Restated Pledge of Securities Agreement dated as April 8, 2019 (the “Amended and Restated Pledge Agreement”) and (b) guaranteed by the Guarantor pursuant to that certain Guaranty dated as of October 1, 2018 (the “Guaranty” and together with the Existing Loan Agreement, the Note, the Amended and Restated Pledge Agreement, and all documents, instruments and agreements executed prior to the date hereof in connection therewith are referred to as the “Current Loan Documents”); and

2022;

WHEREAS, the parties desire to extend the maturity date of the Loan to January 31,

WHEREAS, the parties desire to increase the interest rate from a fixed rate of seven and one-half percent (7.5%) per annum, payable monthly in cash, to a fixed rate of fifteen and one-half percent (15.5%) per annum, of which (i) twelve percent (12.0%) will be payable monthly in cash based on the then outstanding principal, and (ii) three and one-half percent (3.5%) will accrue monthly to the outstanding principal as payment-in-kind;

WHEREAS, the parties desire that the Borrower cancel all existing warrants to purchase Class B Common Shares of the Borrower (“Class B Shares”) issued to the Lender or as directed by the Lender in connection with the closing of the Loan, and issue to the holders thereof new warrants exercisable to purchase Class B Shares at a new exercise price; and

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WHEREAS, the parties desire to add certain covenants and agreements to the Current Loan Documents.

NOW THEREFORE, it is agreed as follows:

(1) Acknowledgment of Facts. All facts of the above-recited preamble are hereby acknowledged as complete and accurate and shall be incorporated into this Agreement as if fully restated herein. All representations and warranties made by the Borrower in the Current Loan Documents are true and correct as of the date hereof, except for such representations and warranties which are by their terms expressly limited solely to a specific date which are true and correct as of the applicable date. The Borrower and the Guarantor each represents and warrants that it has the power and authority, and has taken all requisite action, to execute, deliver and perform the terms of this Agreement, and to execute and deliver all documents and instruments required or contemplated to be furnished in connection therewith. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Current Loan Documents.

(2) References as Modified. All references to the “Loan Agreement” in all Current Loan Documents and in all instruments, documents and agreements evidencing, securing or governing the Current Loan Documents shall be deemed to be references to the Existing Loan Agreement as amended and modified hereby. All references to the “Warrants” in all Current Loan Documents and in all instruments, documents and agreements evidencing, securing or governing the Current Loan Documents shall be deemed to be references to those certain Warrants to purchase Class B Shares dated as of the date hereof issued in connection with this Agreement, and all references to the “Warrant Shares” in all Current Loan Documents and in all instruments, documents and agreements evidencing, securing or governing the Current Loan Documents shall be deemed to be references to the Class B Shares issuable upon exercise of the Warrants in accordance the terms thereof. All references to the “Term Note” or the “Notes” in all Current Loan Documents and in all instruments, documents and agreements evidencing, securing or governing the Current Loan Documents shall be deemed to be references to that certain Amended and Restated Note issued by the Borrower to the Lender as of the date hereof. The Warrants shall be issued by the Borrower and to the Lender and/or its designees simultaneously with the execution and delivery of this Agreement and cancellation of the original warrants previously issued by Borrower pursuant to the Existing Loan Agreement.

(3) Amended and Restated Note. Exhibit A of the Existing Loan Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

(4) Cash Forecast. The following is added as Section 5.01(c)(vii) of the Existing Loan Agreement:

(vii) Each week on or before Tuesday of such week, a rolling 13-week cash forecast of the Guarantor, in the same form required to be delivered by the Borrower’s senior lender.

(5) FTI. Section 5.02(o) of the Existing Loan Agreement is deleted in its entirety and replaced with the following:

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(o) Terminate FTI’s engagement letter, dated as of November 24, 2019 with the Borrower without the prior written consent of the Lender, which consent shall not to be unreasonably withheld;

(6) Unencumbered Liquid Assets. Section 5.02(r) of the Existing Loan Agreement is deleted in its entirety and replaced with the following:

(r) The Borrower shall maintain Unencumbered Liquid Assets of not less than FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00) as of the last day of each fiscal quarter, to be tested at the end of each fiscal quarter. For the avoidance of doubt, the test shall occur four times per year and shall test the Unencumbered Liquid Assets as of the final day of each fiscal quarter.

(7) MedMen NY, Inc.; Other Assets. The following shall be added as Section 5.02(t) of the Existing Loan Agreement:

(t) Notwithstanding anything to the contrary contained in Section 5.02(b) but subject to the requirements set forth in Section 5.02(s), provided that there is no Event of Default or an event or occurrence that with notice or the passage of time, or both, would be an Event of Default, in the event Project Compassion NY, LLC, a Pledgor, desires to sell its capital stock in MedMen NY, Inc. or if MedMen NY, Inc. desires to sell all or substantially all of its assets, the Lender will not unreasonably withhold its consent to such sale; provided that the first $45,000,000 of the net proceeds (i.e., gross proceeds minus all transaction expenses) shall be used to repay the Loans immediately upon consummation of such sale. In addition, if the Borrower desires to sell any Collateral (as defined the Amended and Restated Pledge Agreement) or any other assets that secures the Note (as amended and restated as of the date hereof), the Lender will not unreasonably withhold its consent; provided that one-half (1/2) of the net proceeds (i.e., gross proceeds minus all transaction expenses) shall be used to repay the Loans immediately upon consummation of such sale. For the avoidance of doubt, the provisions set forth in Section 5.02(s) shall remain in full force and effect in all respects notwithstanding any sale of assets.

(8) Full Force and Effect. The terms and conditions of the Current Loan Documents and the Note shall remain the same and in full force and effect, except as specifically modified herein (or as replaced hereby). The terms of this Agreement and the Note (as amended and restated as of the date hereof) shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

(9) No Representation by Lender. The provisions of this Agreement shall apply only to the indebtedness evidenced by the Existing Loan Agreement and the Note (as amended and restated as of the date hereof), and shall not affect any other obligation or indebtedness owed to the Lender by the Borrower. The Lender makes no representations or covenants regarding the status of such other obligations or indebtedness, or any action or inaction in connection therewith.

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(10) Reaffirmation of Collateral. The Borrower hereby confirms to the Lender that it is and remains unconditionally indebted to the Lender for all amounts owed under the Loan, and that it has no claims, causes of action, defense, offset, recoupment or counterclaims whatsoever, in law or equity, in connection with this Agreement, the Existing Loan Agreement, as modified hereby, the Note (as amended and restated as of the date hereof), or any documents or agreements referenced therein or executed in connection therewith, including but not limited to the enforcement or administration thereof. Each of the Borrower and: (i) Project Compassion NY, LLC; (ii) MMOF SD, LLC; (iii) MMOF Venice, LLC; (iv) MMOF Downtown Collective, LLC; (v) MMOF BH, LLC; and (vi) MMOF Vegas 2, LLC ((i) through (vi), the “Pledgors”) each hereby further confirms that the execution and delivery of this Agreement does not in any way affect the existing security interest created by the Amended and Restated Pledge Agreement or the first priority of the existing security interest, and each of the Borrower and the Pledgors hereby acknowledges such security interest continues to be a valid and existing first priority lien upon the Collateral.

(11) Reaffirmation of Covenants. The Borrower reaffirms and agrees to perform and observe all affirmative covenants and negative covenants contained in the Current Loan Documents as modified hereby.

(12) Reaffirmation of Guaranty. The Guarantor hereby acknowledges, agrees and reaffirms (i) the Guaranty in its entirety, and (ii) that it is unconditionally indebted to the Lender as set forth in the Guaranty, without defense, offset or counterclaim.

(13) No Release. Nothing contained herein shall operate to release the Borrower, the Pledgors, the Guarantor or any other obligor from its liability to pay the Note (as amended and restated as of the date hereof), and to keep and perform the terms, conditions, obligations and agreements contained in the Current Loan Documents and in all other documents relating to and securing repayment of the Note (as amended and restated as of the date hereof).

(14) Fees. The Borrower agrees to pay to the Lender the legal expenses of the Lender in connection with the negotiation and preparation of this Agreement promptly upon execution of this Agreement.

(15) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any conflict of law principles that would result in the application of the laws of any other jurisdiction.

(16) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile or e-mail transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

(17) Captions. The articles and section captions are inserted herein only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of any such article or section, or in any way affect this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

THE LENDER:

HANKEY CAPITAL, LLC

By:	/s/ Don R. Hankey
Name:	Don R. Hankey
Title:	Manager

THE BORROWER:

MM CAN USA, INC.

By:	/s/ Adam Bierman
Name:	Adam Bierman
Title:	Chief Executive Officer

THE GUARANTOR: (solely for purposes of Sections 12 and 13 hereof)

MEDMEN ENTERPRISES INC.

By:	/s/ Adam Bierman
Name:	Adam Bierman
Title:	Chief Executive Officer

THE PLEDGORS: (solely for purposes of Sections 10 and 13 hereof)

PROJECT COMPASSION NY, LLC

By:	/s/ Adam Bierman
Name:	Adam Bierman
Title:	Authorized Signatory

[Signature pages continues on next page]

[Signature Page to Second Modification to Senior Secured Commercial Loan Agreement]

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MMOF SD, LLC

By:	/s/ Adam Bierman
Name:	Adam Bierman
Title:	Authorized Signatory

MMOF VENICE, LLC

By:	/s/ Adam Bierman
Name:	Adam Bierman
Title:	Authorized Signatory

MMOF DOWNTOWN COLLECTIVE, LLC

By:	/s/ Adam Bierman
Name:	Adam Bierman
Title:	Authorized Signatory

MMOF BH, LLC

By:	/s/ Adam Bierman
Name:	Adam Bierman
Title:	Authorized Signatory

MMOF VEGAS 2, LLC

By:	/s/ Adam Bierman
Name:	Adam Bierman
Title:	Authorized Signatory

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Exhibit A

Amended and Restated Note

(see attached)

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a California Finance Lender

Department of Business Oversight License No. 6038812

AMENDED AND RESTATED SENIOR SECURED TERM NOTE

THIS AMENDED AND RESTATED SENIOR SECURED TERM NOTE AMENDS AND RESTATES THAT CERTAIN SENIOR SECURED TERM NOTE DATED OCTOBER 1, 2018.

$77,675,000.00	January 13, 2020

FOR VALUE RECEIVED, the undersigned MM CAN USA, INC., a Delaware corporation having an office at 10115 Jefferson Blvd., Culver City, California 90232 (the “Borrower”), promises to pay to the order of HANKEY CAPITAL, LLC, a California limited liability company (the “Lender”), at its offices at 4751 Wilshire Blvd., Suite 110, Los Angeles, California 90010 or at such other place as the Lender may from time to time designate, the principal sum of SEVENTY-SEVEN MILLION SIX HUNDRED SEVENTY-FIVE THOUSAND AND 00/100 U.S. DOLLARS ($77,675,000.00), plus interest, payable at a rate and in the manner provided in Sections 1 and 2 of this Amended and Restated Senior Secured Term Note (this “Note”), together with all taxes assessed upon said sum against the holder hereof, and any costs and expenses, including reasonable attorneys’ fees incurred in the collection of this Note. Said amounts of principal, interest, fees, costs and expenses are collectively referred to in this Note as the “Entire Note Balance.”

This Note is issued pursuant to the terms and conditions of, and is subject to the provisions, and entitled to the benefits of, that certain Senior Secured Commercial Loan Agreement, dated as of October 1, 2018 (as modified by that certain First Modification to Senior Secured Commercial Loan Agreement, dated as of April 8, 2019, by and among the Lender, the Borrower and the other parties named therein, and that certain Second Modification to Senior Secured Commercial Loan Agreement, dated as of the date hereof, by and among the Lender, the Borrower and the other parties named therein, and as may be further modified from time to time, the “Loan Agreement”), which is incorporated herein as if reproduced verbatim and in its entirety. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Loan Agreement.

1. Interest Rate. The Borrower agrees to pay principal and all interest which accrues on the unpaid balance of this Note from the date the proceeds of this Note are disbursed until such time as the obligations evidenced hereunder have been paid in full. Commencing on the date of this Note, the outstanding principal balance of this Note shall bear interest at the fixed rate of fifteen and one-half percent (15.5%) per annum, of which (x) twelve percent (12.0%) shall be payable monthly in cash based on the outstanding principal, and (y) three and one-half percent (3.5%) shall accrue monthly to the outstanding principal as payment-in-kind. Interest shall be calculated as set forth above until January 31, 2022 (the “Maturity Date”) and, after the Maturity Date, interest will be calculated as set forth above, plus an additional five percent (5.0%) per annum in excess of such rate, such additional interest to be paid in cash and compounding monthly.

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In the event of the occurrence of an Event of Default, the applicable interest rate shall be increased by five percent (5.0%) per annum, such increased interest to be paid in cash and compounding monthly. Interest shall be calculated on the basis of a 360-day year counting the actual number of days elapsed. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

2. Payments. Except as set forth in Section 1, the Borrower shall pay all accrued and unpaid interest payable in cash, in amounts that may vary, monthly, on the first (1st) day of each calendar month, or as otherwise invoiced by the Lender, until the Maturity Date or an earlier Event of Default when the Entire Note Balance shall be due and payable in full. Whenever any cash payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day. All payments called for in this Note shall be made in lawful money of the United States of America. If made by check, draft or other payment instrument, such check, draft or other payment instrument shall represent immediately available funds. In the holder’s discretion, any payment made by a check, draft or other payment instrument shall not be considered to have been made until such time as the funds represented thereby have been collected by the holder.

3. Prepayment. Except for prepayments of this Note required under Section 5.02(t) of the Loan Agreement, the Borrower may prepay this Note in whole or in part at any time upon fifteen (15) days’ prior written notice to the Lender. Any partial prepayment shall be applied in the order of priority set forth in Section 5 hereof and then against the principal amount outstanding in the inverse order of maturity, and shall not postpone the due date of any subsequent monthly payments of interest, unless the Lender shall otherwise agree in writing.

4. Non-Revolving. This is not a revolving note. Amounts repaid or prepaid may not be re-borrowed.

5. Application of Payments. Payments made hereunder will be applied first to fully pay any outstanding late charges or fees, then to fully pay reasonable documented costs and expenses actually incurred by holder in collecting the Note or in sustaining and/or enforcing any security granted to secure this Note, then to fully pay accrued interest and the remainder will be applied to the outstanding principal balance. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Lender may apply payments in such order of priority as the Lender may choose, in its sole discretion.

6. Maximum Legal Rate. It is the intent of the Lender and the Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, the Borrower agrees that any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically cancelled, and, if received by the Lender, shall be refunded to the Borrower without interest.

7. Default. Upon the occurrence of any Event of Default, the Entire Note Balance shall, at the option of the Lender, become immediately due and payable without notice or demand.

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8. Delay in Enforcement. The liability of the Borrower or any co-maker, endorser or guarantor under this Note is unconditional and shall not be affected by any extension of time, renewal, waiver or any other modification whatsoever, granted or consented to by the Lender. Any failure by the Lender to exercise any right it may have under this Note is not a waiver of the Lender's rights to exercise the same or any other right at any other time.

9. Waiver of Protest; Jury Trial Waiver. The Borrower, and any other parties to this Note, whether maker, endorser or guarantor, waive presentment, notice of dishonor and protest. The Borrower (by execution and delivery of this Note) and the holder of this Note (by acceptance of this Note) agree that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by or against the Borrower or the holder of this Note, or any successor or assign of the Borrower or the holder of this Note, on or with respect to this Note or any of the other Loan Documents , or which in any way relates, directly or indirectly, to the obligations of the Borrower to the holder of this Note under this Note or any of the other Loan Documents, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE BORROWER AND THE HOLDER OF THIS NOTE EACH HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

10. Notices. Any notice or demand required or permitted by or in connection with this Note shall be given in the manner specified in the Loan Agreement for the giving of notices under the Loan Agreement. Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by the Borrower shall be considered to be effective upon the receipt thereof by the Borrower regardless of the procedure or method utilized to accomplish delivery thereof to the Borrower.

11. Assignability. This Note may only be assigned by the Lender or by any holder to the extent permitted by the stated terms of the Loan Agreement.

12. Binding Nature. This Note shall inure to the benefit of and be enforceable by the Lender and the Lender’s successors and assigns, and shall be binding and enforceable against the Borrower and the Borrower’s successors and assigns.

13. Invalidity. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

14. Choice of Law. The laws of the State of California (the “Governing State”) (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Note and the rights and obligations of the parties hereto, including the validity, construction, interpretation and enforceability of this Note, and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this

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Note or which occurred or were to occur as a direct or indirect result of this Note having been executed.

15. Consent to Jurisdiction; Agreement as to Venue. The Borrower irrevocably consents to the non-exclusive jurisdiction of any state or federal court (if a basis for federal jurisdiction exists) located in the Governing State. The Borrower agrees that venue shall be proper in any state or federal court located in the Governing State and waives any right to object to the maintenance of a suit in any of the state or federal courts of the Governing State on the basis of improper venue or of inconvenience of forum.

16. Interpretation; Defined Terms; Section Headings. As used herein, the singular includes the plural and the plural includes the singular. A reference to any gender also applies to any other gender. Defined terms are entirely capitalized throughout, and defined terms not specifically defined herein shall have the same meaning as provided by the terms of the Loan Agreement. The section headings are for convenience only and are not part of this Note.

17. Actions against Holder. Any action brought by the Borrower against the holder of this Note which is based, directly or indirectly, on this Note or any matter in or related to this Note, including but not limited to the making of the loan evidenced hereby or the administration or collection thereof, shall be brought only in the courts of the Governing State. The Borrower agrees that any forum other than the Governing State is an inconvenient forum and that a suit brought by the Borrower against the holder of this Note in a court of any state other than the Governing State should be forthwith dismissed or transferred to a court located in the Governing State by that Court.

18. Other Obligations. To the extent the Entire Note Balance is reduced or paid in full by reason of any payment to the Lender by any accommodation maker, endorser or guarantor, and all or any part of such payment is rescinded, avoided or recovered from the Lender for any reason whatsoever, including, without limitation, any proceedings in connection with the insolvency, bankruptcy or reorganization of the accommodation maker, endorser or guarantor, the amount of such rescinded, avoided or returned payment shall be added to or, in the event the Note has been previously paid in full, shall revive the principal balance of this Note, upon which interest may be charged at the applicable rate set forth above.

19. Amended and Restate Note. The Borrower acknowledges and agrees that this Note is given in replacement of and in substitution for, but not in payment of, a prior note dated October 1, 2018 in the original principal amount of up to $100,000,000.00 (of which a total of $77,675,000.00 was funded), given by the Borrower in favor of the Lender (the “Prior Note”), and that: any and all liens, pledges, assignments and security interests securing the Borrower’s obligations under the Prior Note shall continue in full force and effect, are hereby ratified and confirmed by the Borrower, and are hereby acknowledged by the Borrower to secure, among other things, all of the Borrower’s obligations to the Lender under this Note, with the same priority, operation and effect as that relating to the obligations under the Prior Note.

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IN WITNESS WHEREOF, the Borrower has duly executed this Amended and Restated Senior Secured Term Note as of the date first above written.

BORROWER:

MM CAN USA, INC.,
a Delaware corporation

By:
Name:
Title:

This loan is made pursuant to California Finance Lender’s Law,

Division 9 (commencing with Section 22000) of the Financial Code.

For information contact the Department of Business Oversight, State of California.

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